SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 14, 2005 (March 14, 2005)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 1200
Dallas, TX	75201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
7.01 Regulation FD Disclosure.
9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release

     5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. On March 14, 2005, we announced that Steve Demos, President of WhiteWave Foods Company, resigned to pursue other interests effective March 14, 2005. We have retained James Mead & Company, a leading consumer packaged goods executive recruiting firm, to assist in the search for a new President of WhiteWave Foods. Gregg Engles, our Chairman of the Board and Chief Executive Officer, will serve as interim President of WhiteWave Foods until a successor is appointed.

     We intend to enter into a severance agreement with Mr. Demos, the terms of which have not yet been determined.

     7.01       Regulation FD Disclosure. We issued a press release on Monday, March 14, 2005 announcing the resignation of Steve Demos, President of WhiteWave Foods Company. A copy of the press release is attached as Exhibit 99.1.

     9.01.       Financial Statements and Exhibits.

     (c)          Exhibits.

99.1       Press release regarding the resignation of Steve Demos

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2005	DEAN FOODS COMPANY
	By:	/s/ Lisa N. Tyson
Lisa N. Tyson
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding the resignation of Steve Demos